Exhibit 99.1
Coupa Software Reports Fourth Quarter & Full Year Fiscal 2022 Financial Results
•Record Annual Revenues of $725 Million, 34% Year-Over-Year Growth
•Record Annual Calculated Billings of $855 Million, 33% Year-Over-Year Growth
•Record Annual Operating Cash Flows and Adjusted Free Cash Flows of $168 Million and $156 Million, Respectively
SAN MATEO, Calif., March 14, 2022 — Coupa Software (NASDAQ: COUP) today announced financial results for its fourth quarter and fiscal year ended January 31, 2022.

"We finished the fiscal year strong, delivering record revenue and free cash flow results in the fourth quarter," said Rob Bernshteyn, chairman and chief executive officer at Coupa. "During Fiscal ’22, we grew new business in excess of 60%, which we define as new recurring revenue from new customer logos and add-on transactions. That growth was driven by strength in our core business, coupled with momentum in our integration of acquired assets. Our customers continue to realize meaningful value and reach new levels of success with Coupa's all-in-one Business Spend Management platform. As the clear leader in Business Spend Management, we're tightly aligned with our community to bring back-office digital transformation to the forefront, a journey that's only just beginning for many companies."
Fourth Quarter Results:
•Total revenues were $193.3 million, an increase of 18% compared to the same period last year. Subscription revenues were $173.0 million, an increase of 28% compared to the same period last year.
•Calculated billings were $318.5 million, an increase of 18% compared to the same period last year. On an organic basis (without giving effect to acquired deferred revenue from LLamasoft of $14.8 million in the fourth quarter of Fiscal 2021), this represents an increase of 25%.
•GAAP operating loss was $59.8 million, compared to $95.4 million for the same period last year. Non-GAAP operating income was $27.8 million, compared to $11.2 million for the same period last year.
•GAAP net loss attributable to Coupa Software Incorporated was $96.0 million, compared to $61.4 million for the same period last year. GAAP net loss per basic and diluted share attributable to Coupa Software Incorporated was $1.29, compared to $0.85 for the same period last year. Non-GAAP net income attributable to Coupa Software Incorporated was $14.4 million, compared to $13.0 million for the same period last year. Non-GAAP net income per diluted share attributable to Coupa Software Incorporated was $0.19, compared to $0.17 for the same period last year.
•Operating cash flows and adjusted free cash flows were positive $64.2 million and $60.6 million, respectively.
Fiscal Year 2022 Results:
•Total revenues were $725.3 million, an increase of 34% from the previous year. Subscription revenues were $634.0 million, an increase of 35% from the previous year.
•GAAP operating loss was $244.1 million, compared to $166.6 million for the previous year. Non-GAAP operating income was $89.4 million, compared to $52.7 million for the previous year.
•GAAP net loss attributable to Coupa Software Incorporated was $379.0 million, compared to $180.1 million for the previous year. GAAP net loss per basic and diluted share attributable to Coupa Software Incorporated was $5.13, compared to $2.63 for the previous year. Non-GAAP net income attributable to Coupa Software Incorporated was $63.2 million, compared to $55.7 million for the previous year. Non-GAAP net income per diluted share attributable to Coupa Software Incorporated was $0.83, compared to $0.77 for the previous year.
•Operating cash flows and adjusted free cash flows for the year ended January 31, 2022, were positive $168.1 million and $155.6 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP measures used by Coupa.
Business Outlook:
The following forward-looking statements reflect Coupa’s expectations as of March 14, 2022.
First quarter of fiscal 2023:
•Total revenues are expected to be $189.0 to $191.0 million.
•Subscription revenues are expected to be $171.0 to $173.0 million.
•Professional services and other revenues are expected to be approximately $18.0 million.
•Non-GAAP income from operations is expected to be $6.0 to $8.0 million.
•Non-GAAP net income per diluted share attributable to Coupa Software Incorporated is expected to be $0.03 to $0.06 per share.
•Diluted weighted average share count is expected to be approximately 86.5 million shares.
Full year fiscal 2023:
•Total revenues are expected to be $836.0 to $840.0 million.
•Subscription revenues are expected to be $756.0 to $760.0 million.
•Professional services and other revenues are expected to be approximately $80.0 million.
•Non-GAAP income from operations is expected to be $25.0 to $29.0 million.
•Non-GAAP net income per diluted share attributable to Coupa Software Incorporated is expected to be $0.15 to $0.19 per share.
•Diluted weighted average share count is expected to be approximately 88.0 million shares.
Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations, or non-GAAP net income per diluted share attributable to Coupa Software Incorporated to GAAP net loss per share attributable to Coupa Software Incorporated because certain items excluded from non-GAAP income from operations and non-GAAP net income per diluted share attributable to Coupa Software Incorporated, such as charges related to stock-based compensation expenses, amortization of acquired intangible assets, amortization of debt issuance costs, gain or loss on conversion of convertible senior notes, the adjustment attributable to redeemable non-controlling interests, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes in 2018, 2019 and 2020 cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.
Recent Business Highlights:
•Welcomed many new customers into the Coupa Community in Q4, including Entrata, Formlabs, Fresh Consulting, Grammarly, Happify Inc, Hey Car - Mobility Trader Holding GmbH, Hippo Insurance, Hopper, HotSpot Therapeutics, Index Exchange, IO Bio US, Inc, Libbs Farmacêutica, Luzerner Kantonsspital, Lyten, MasterClass, M-Files, Natural One S/A, NSW Rural Fire Service, Nurix, Ohio Transmission Corporation, Olive, Pernod Ricard Deutschland GmbH, Playstudios, Inc., Remote Technology, Inc., Revel Transit Inc., Rocky Mountaineer, Schrodinger, Science 37, Inc., Senta Partners, Shps Tecnologia E Servicos Ltda, Sloan Valve Co, St. Joseph’s University Medical Center, Stahl, Stuart Delivery SL., Sun Auto Tire & Service, Sweetgreen, Tamouh Integrated Business Services LLC, Tenaya Therapeutics, Inc., The Alpha Corporation of Tennessee, The Financial Times Ltd, Traeger Pellet Grills, LLC, Transplace Texas, LP, ÜSTRA Hannoversche Verkehrsbetriebe AG, WealthSimple Inc, WorldStrides LLC, and WSH.
•Launched Coupa Travel and Expense, a fully unified solution to transform the traveler experience and deliver real-time travel spend optimization.
•Launched Community.ai, a set of next-gen spend management innovations to transform B2B communities and how buyers and sellers interact.

•Announced two Coupa Pay partnerships with HSBC and AirPlus to provide European companies with access to a fast, seamless, and secure way to manage payments with virtual cards.
•Opened submissions for its Spendsetter Awards to recognize leaders revolutionizing business spend management (BSM) at its global community conference Inspire in North America and EMEA.
•Launched a mentoring program with Black Young Professionals (BYP) and Coupa Empower.
•Launched its new video series "Trends on Spend" with Coupa Chief Procurement Officer Michael Van Keulen.
President, Finance & Operations – Role Change:
Coupa also announces today that Todd Ford, its President, Finance & Operations, will transition from his current executive position to a newly created advisory role of President & CFO, Emeritus.
“I want to thank Todd for his tremendous contributions at Coupa over the past seven years. He is an incredible leader at Coupa and partner to me,” said Bernshteyn. “We are fortunate that Todd has developed and supported senior leaders in our Finance organization to succeed him, and with Todd continuing his transition as an advisor for an extended period, we expect to have a very smooth transition.”
Conference Call Information:
Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.
The live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.
Non-GAAP Financial Measures:
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating (loss) income, non-GAAP net (loss) income attributable to Coupa Software Incorporated, non-GAAP net (loss) income per basic and diluted share attributable to Coupa Software Incorporated, and adjusted free cash flows. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.
Non-GAAP operating (loss) income and non-GAAP net (loss) income attributable to Coupa Software Incorporated exclude certain items from the corresponding GAAP measures, including: stock-based compensation expenses; amortization of acquired intangible assets; the change in fair value of contingent consideration related to an acquisition; amortization of debt discount and issuance costs; gain or loss on conversion of convertible senior notes; the adjustment attributable to redeemable non-controlling interests; and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share attributable to Coupa Software Incorporated reflects the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes.
Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, plus repayments of convertible senior notes attributable to debt discount, plus one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination. Coupa has the ability to settle obligations related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election.
Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.
Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.
Forward-Looking Statements:
This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, cash flows, liquidity and financial needs.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, without limitation: Coupa is subject to macroeconomic uncertainties driven by the war in Ukraine, inflation and the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; Coupa may not be able to manage its recent rapid growth effectively; risks related to past and future business acquisitions, including their integration with Coupa’s existing business model, operations and culture; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; Coupa may not be successful in expanding its sales efforts or developing widespread brand awareness in a cost-effective manner; risks and liabilities related to breach of its security measures or unauthorized access to customer data; and the impact of foreign currency exchange rates and global economic conditions.
These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 7, 2021, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.
The forward-looking statements in this release reflect Coupa’s expectations as of March 14, 2022. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.
The financial results presented in this press release are unaudited and are therefore preliminary. They should not be viewed as a substitute for financial statements prepared in accordance with GAAP. There is a possibility that Coupa’s fourth quarter and fiscal 2022 financial results could change prior to the completion of the fiscal 2022 audit.

About Coupa Software
Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.
Investor Relations:
Ravin Bramhe
ir@coupa.com

COUPA SOFTWARE INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,

	2022	2021	2022	2021
Revenues:
Subscription	$172,955	$134,942	$634,034	$470,341
Professional services and other	20,343	28,602	91,255	71,302
Total revenues	193,298	163,544	725,289	541,643
Cost of revenues:
Subscription	55,097	48,039	209,799	147,374
Professional services and other	21,572	31,598	103,437	74,327
Total cost of revenues	76,669	79,637	313,236	221,701
Gross profit	116,629	83,907	412,053	319,942
Operating expenses:
Research and development	40,860	46,383	166,486	133,842
Sales and marketing	89,885	86,481	327,786	236,312
General and administrative	45,727	46,400	161,865	116,341
Total operating expenses	176,472	179,264	656,137	486,495
Loss from operations	(59,843)	(95,357)	(244,084)	(166,553)
Interest expense	(31,887)	(29,451)	(122,741)	(91,271)
Other income (expense), net	(2,137)	4,488	(4,883)	13,321
Loss before provision for (benefit from) income taxes	(93,867)	(120,320)	(371,708)	(244,503)
Provision for (benefit from) income taxes	95	(58,933)	(2,602)	(64,386)
Net loss	(93,962)	(61,387)	(369,106)	(180,117)
Net loss attributable to redeemable non-controlling interests	(273)	—	(1,063)	—
Adjustment attributable to redeemable non-controlling interests	2,323	—	10,996	—
Net loss attributable to Coupa Software Incorporated	$(96,012)	$(61,387)	$(379,039)	$(180,117)
Net loss per share, basic and diluted, attributable to Coupa Software Incorporated	$(1.29)	$(0.85)	$(5.13)	$(2.63)
Weighted-average number of shares used in computing net loss per share, basic and diluted	74,715	72,160	73,816	68,559

COUPA SOFTWARE INCORPORATED
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$506,459	$323,284
Marketable securities	223,032	283,036
Accounts receivable, net of allowances	226,191	196,009
Prepaid expenses and other current assets	38,270	36,381
Deferred commissions, current portion	21,096	15,541
Total current assets	1,015,048	854,251
Property and equipment, net	30,576	28,266
Deferred commissions, net of current portion	48,562	36,832
Goodwill	1,514,550	1,480,847
Intangible assets, net	510,663	632,173
Operating lease right-of-use assets	42,659	41,305
Other assets	31,121	31,491
Total assets	$3,193,179	$3,105,165
Liabilities, Redeemable Non-Controlling Interests, Other Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,610	$4,831
Accrued expenses and other current liabilities	79,160	80,271
Deferred revenue, current portion	468,783	356,115
Current portion of convertible senior notes, net	1,639	609,068
Operating lease liabilities, current portion	12,760	11,222
Total current liabilities	566,952	1,061,507
Convertible senior notes, net	1,614,257	897,525
Deferred revenue, net of current portion	22,655	5,773
Operating lease liabilities, net of current portion	31,172	31,845
Other liabilities	52,481	67,915
Total liabilities	2,287,517	2,064,565
Redeemable non-controlling interests	12,084	—
Other temporary equity	—	369
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	1,778,840	1,556,865
Accumulated other comprehensive income	9,643	9,165
Accumulated deficit	(894,912)	(525,806)
Total stockholders’ equity	893,578	1,040,231
Total liabilities, redeemable non-controlling interests, other temporary equity and stockholders’ equity	$3,193,179	$3,105,165

COUPA SOFTWARE INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended January 31,

	2022	2021
Cash flows from operating activities
Net loss attributable to Coupa Software Incorporated	$(379,039)	$(180,117)
Net loss and adjustment attributable to redeemable non-controlling interests	9,933	—
Net loss	(369,106)	(180,117)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	146,392	72,105
Amortization of premium on marketable securities, net	377	1,038
Amortization of deferred commissions	18,600	14,704
Amortization of debt discount and issuance costs	115,688	86,541
Stock-based compensation	199,895	149,423
Loss (gain) on conversion of convertible senior notes	357	(3,154)
Repayments of convertible senior notes attributable to debt discount	(1,338)	(27,409)
Other	(2,876)	3,761
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(25,752)	(36,757)
Prepaid expenses and other current assets	(1,447)	2,954
Other assets	23,266	6,786
Deferred commissions	(35,906)	(24,157)
Accounts payable	(326)	(851)
Accrued expenses and other liabilities	(28,569)	(65,995)
Deferred revenue	128,835	79,330
Net cash provided by operating activities	168,090	78,202
Cash flows from investing activities
Purchases of marketable securities	(176,716)	(1,017,751)
Maturities of marketable securities	140,300	396,595
Sale of marketable securities	94,916	835,123
Acquisitions, net of cash acquired	(47,312)	(863,597)
Purchases of other investments	(10,000)	—
Purchases of property and equipment	(13,853)	(11,492)
Net cash used in investing activities	(12,665)	(661,122)
Cash flows from financing activities
Investment from redeemable non-controlling interests	2,223	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,355,066
Purchase of capped calls	—	(192,786)
Repayments of convertible senior notes	(5,751)	(555,352)
Proceeds from the exercise of common stock options	9,446	19,232
Proceeds from issuance of common stock for employee stock purchase plan	21,626	15,631
Net cash provided by financing activities	27,544	641,791
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(219)	438
Net increase in cash, cash equivalents, and restricted cash	182,750	59,309
Cash, cash equivalents, and restricted cash at beginning of year	327,589	268,280
Cash, cash equivalents, and restricted cash at end of period	$510,339	$327,589
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$506,459	$323,284
Restricted cash included in other assets	3,880	4,305
Total cash, cash equivalents, and restricted cash	$510,339	$327,589

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2022
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets (2)	Amortization of Debt Discount and Issuance Costs	Other (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$55,097	$(3,857)	$(18,050)	$—	$—	$33,190
Costs of professional services and other	21,572	(4,007)	(2,135)	—	—	15,430
Gross profit	60.3%	4.1%	10.4%	0.0%	0.0%	74.8%

Research and development	40,860	(11,044)	—	—	—	29,816
Sales and marketing	89,885	(15,441)	(12,781)	—	—	61,663
General and administrative	45,727	(20,295)	—	—	—	25,432
Income (loss) from operations	(59,843)	54,644	32,966	—	—	27,767
Operating margin	(31.0)%	28.3%	17.1%	0.0%	0.0%	14.4%

Interest expense	(31,887)	—	—	29,972	—	(1,915)
Other income (expense), net	(2,137)	—	—	—	—	(2,137)
Income (loss) before provision for income taxes	(93,867)	54,644	32,966	29,972	—	23,715
Provision for income taxes	95	433	8,963	—	106	9,597
Net income (loss)	(93,962)	54,211	24,003	29,972	(106)	14,118
Net loss attributable to non-controlling interests	(273)	—	—	—	—	(273)
Adjustment attributable to non-controlling interests	2,323	—	—	—	2,323	—
Net income (loss) attributable to Coupa Software Incorporated	(96,012)	54,211	24,003	29,972	2,217	14,391

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(1.29)					$0.19
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(1.29)					$0.19
(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 74,715 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 74,715 basic and 76,564 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)During the fourth quarter of fiscal 2022, the Company identified that it had incorrectly calculated its quarterly non-GAAP income tax adjustment associated with the amortization of acquired intangible assets. The Company corrected the $4.9 million cumulative impact of such errors from prior periods as an out-of-period adjustment in the quarter ended January 31, 2022, of which $2.3 million relates to the previous financial year.
(3)Other consists of the removal of a one-time income tax benefit associated with the remeasurement of foreign deferred tax assets and an adjustment attributable to non-controlling interests to its redemption amount.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$48,039	$(3,797)	$(13,191)	$—	$—	$—	$31,051
Costs of professional services and other	31,598	(7,260)	(6,452)	—	—	—	17,886
Gross profit	51.3%	6.8%	12.0%	0.0%	0.0%	0.0%	70.1%

Research and development	46,383	(16,554)	—	—	—	—	29,829
Sales and marketing	86,481	(21,856)	(12,916)	—	—	—	51,709
General and administrative	46,400	(24,532)	—	—	—	—	21,868
Income (loss) from operations	(95,357)	73,999	32,559	—	—	—	11,201
Operating margin	(58.3)%	45.2%	19.9%	0.0%	0.0%	0.0%	6.8%

Interest expense	(29,451)	—	—	27,814	—	—	(1,637)
Other income (expense)	4,488	—	—	—	12	—	4,500
Income (loss) before provision for (benefit from) income taxes	(120,320)	73,999	32,559	27,814	12	—	14,064
Provision for (benefit from) income taxes	(58,933)	1,763	747	7,103	—	50,378	1,058
Net income (loss)	(61,387)	72,236	31,812	20,711	12	(50,378)	13,006

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(0.85)						$0.18
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(0.85)						$0.17

(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 72,160 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 72,160 basic and 77,013 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other Expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Year Ended January 31, 2022
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets (2)	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Other (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$209,799	$(14,920)	$(63,197)	$—	$—	$—	$131,682
Costs of professional services and other	103,437	(16,991)	(18,151)	—	—	—	68,295
Gross profit	56.8%	4.4%	11.2%	0.0%	0.0%	0.0%	72.4%

Research and development	166,486	(44,119)	—	—	—	—	122,367
Sales and marketing	327,786	(52,109)	(52,194)	—	—	—	223,483
General and administrative	161,865	(71,756)	—	—	—	—	90,109
Income (loss) from operations	(244,084)	199,895	133,542	—	—	—	89,353
Operating margin	(33.7)%	27.6%	18.4%	0.0%	0.0%	0.0%	12.3%

Interest expense	(122,741)	—	—	115,688	—	—	(7,053)
Other income (expense)	(4,883)	—	—	—	357	—	(4,526)
Income (loss) before provision for (benefit from) income taxes	(371,708)	199,895	133,542	115,688	357	—	77,774
Provision for (benefit from) income taxes	(2,602)	2,983	14,410	—	—	852	15,643
Net income (loss)	(369,106)	196,912	119,132	115,688	357	(852)	62,131
Net loss attributable to non-controlling interests	(1,063)	—	—	—	—	—	(1,063)
Adjustment attributable to non-controlling interests	10,996	—	—	—	—	10,996	—
Net income (loss) attributable to Coupa Software Incorporated	(379,039)	196,912	119,132	115,688	357	10,144	63,194

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(5.13)						$0.86
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(5.13)						$0.83
(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 73,816 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 73,816 basic and 76,297 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)During the fourth quarter of fiscal 2022, the Company identified that it had incorrectly calculated its quarterly non-GAAP income tax adjustment associated with the amortization of acquired intangible assets. In the consolidated financial statements ended January 31, 2022, the Company corrected the $2.3 million cumulative impact of such prior-period error as an out-of-period adjustment.
(3)Other consists of the removal of a one-time income tax benefit associated with the remeasurement of foreign deferred tax assets and an adjustment attributable to non-controlling interests to its redemption amount.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Year Ended January 31, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$147,374	$(11,438)	$(35,561)	$—	$—	$—	$—	$100,375
Costs of professional services and other	74,327	(15,563)	(7,052)	—	—	—	—	51,712
Gross profit	59.1%	5.0%	7.9%	0.0%	0.0%	0.0%	0.0%	71.9%

Research and development	133,842	(37,685)	—	—	—	—	—	96,157
Sales and marketing	236,312	(48,414)	(20,284)	—	—	—	—	167,614
General and administrative	116,341	(55,750)	—	12,500	—	—	—	73,091
Income (loss) from operations	(166,553)	168,850	62,897	(12,500)	—	—	—	52,694
Operating margin	(30.7)%	31.2%	11.6%	(2.3)%	0.0%	0.0%	0.0%	9.7%

Interest expense	(91,271)	—	—	—	86,541	—	—	(4,730)
Other income (expense)	13,321	—	—	—	—	(3,154)	—	10,167
Income (loss) before provision for (benefit from) income taxes	(244,503)	168,850	62,897	(12,500)	86,541	(3,154)	—	58,131
Provision for (benefit from) income taxes	(64,386)	6,084	432	—	9,588	—	50,688	2,406
Net income (loss)	(180,117)	162,766	62,465	(12,500)	76,953	(3,154)	(50,688)	55,725

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(2.63)							$0.81
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(2.63)							$0.77

(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 68,559 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 68,559 basic and 72,692 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other Expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows and Adjusted Free Cash Flows Margin
(A Non-GAAP Financial Measure)
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$64,182	$20,404	$168,090	$78,202
Less: purchases of property and equipment	(3,597)	(1,933)	(13,853)	(11,492)
Add: repayments of convertible senior notes attributable to debt discount	—	201	1,338	27,409
Add: one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination	—	19,428	—	19,428
Adjusted free cash flows	$60,585	$38,100	$155,575	$113,547

	Trailing Twelve Months Ended January 31,
	2022	2021
Net cash provided by operating activities	$168,090	$78,202
Less: purchases of property and equipment	(13,853)	(11,492)
Add: repayments of convertible senior notes attributable to debt discount	1,338	27,409
Add: one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination	—	19,428
Adjusted free cash flows	155,575	113,547
Divided by: total revenues	$725,289	$541,643
Adjusted free cash flows margin	21.5%	21.0%